UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 26, 2010

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On April 26, 2010, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing our earnings and operating results for the three months ended March 31, 2010.  A copy of the release is included as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits
The following exhibits are included with the report:

Exhibit No.	Description
99.1	Company Press Release dated April 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-Chief Executive Officer, President and Chief Operating Officer
Date: April 26, 2010

For Release 8:30 a.m. Eastern CompanySteve Williamson
Monday, April 26, 2010                                                                                                                       Contact: (580) 436-1234

Pre-Paid Legal Announces 2010 First Quarter Results
—   —   —
Record Net Income – Record Earnings Per Share - Net Income Up 10%; EPS Up 23%

ADA, OK, April 26, 2010 - Pre-Paid Legal Services, Inc. (NYSE:PPD) announced results for the first quarter ended March 31, 2010. Net income for the first quarter of 2010 increased 10% to $18.8 million from $17.1 million for the prior year's first quarter. Diluted earnings per share increased 23% to $1.87 per share from $1.52 per share for the prior year’s comparable quarter due to an increase in net income of 10% and a 10% decrease in the weighted average outstanding shares. Membership fees in the first quarter of 2010 increased slightly to $107.3 million from $106.9 million for the same period last year.

Net cash provided from operating activities decreased 10% to $26.7 million for the first quarter of 2010 from $29.7 million for 2009. During the 2010 first quarter, we returned $1.6 million to shareholders through the repurchase of 39,510 shares of common stock, at an average per share price of $39.70. Since April 1999, we have returned $459.4 million to shareholders through the purchase of 15.1 million shares, average price of $30.35 per share, and $17.1 million in dividends for a combined total of $476.5 million representing more than 100% of our net earnings during the same timeframe. At March 31, 2010, we had $32.7 million of debt outstanding and $71.6 million in cash and cash equivalents and unpledged investments and had availability pursuant to our lending agreements to spend approximately $30.9 million for share repurchases and/or dividends.

First quarter 2010 membership fees decreased $1.3 million to $107.3 million from $108.6 million for the fourth quarter of 2009. Associate services revenues decreased during the 2010 first quarter by approximately $1.5 million to $8.0 million from $9.5 million for the 2009 fourth quarter and associate services and direct marketing expenses decreased by $5.2 million during the same period. Membership benefits totaled $35.7 million in the first quarter of 2010 compared to $36.9 million for the 2009 fourth quarter and represented 33% and 34% of membership fees for the respective quarters. Commissions to associates totaled $29.5 million in the 2010 first quarter compared to $37.6 million for the 2009 fourth quarter and represented 28% and 35%, respectively, of membership fees for the two periods. General and administrative expenses decreased $374,000 during the 2010 first quarter to $12.3 million compared to $12.7 million for the 2009 fourth quarter and represented 11% and 12% of membership fees for the respective periods.

We will conduct a conference call to present the first quarter results on Wednesday, April 28, 2010, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (970) 315-0440. Audio replay will be available beginning at 11:30 a.m. Eastern Time on April 28, 2010 and will run through midnight Wednesday, May 5, 2010 by dialing (706) 645-9291; conference ID for the replay is 67579968. The presentation will be available on the web site indefinitely by selecting “Earnings Calls” under the “Investor Relations” section. Questions may be submitted prior to the call via email to investor@pplsi.com.

About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about our products and us can be found at our homepage at www.prepaidlegal.com.

Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we may have compromises of our information security, that during an economic downturn in the economy consumer purchases of discretionary items may be affected which could materially harm our sales, retention rates, profitability and financial condition, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we have repurchased more than half our outstanding shares over the past years. Please refer to pages 16 - 19 of our 2009 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

(Dollars and shares in 000s, except per share amounts)

	Three Months Ended
	March 31,		Dec. 31,
	2010	2009	2009
Revenues:
Membership fees	$107,320	$106,905	$108,573
Associate services	8,028	5,282	9,538
Other	883	933	906
	116,231	113,120	119,017
Costs and expenses:
Membership benefits	35,682	36,205	36,919
Commissions	29,526	27,012	37,578
Associate services and direct marketing	5,547	6,803	10,789
General and administrative	12,302	13,383	12,676
Other, net	2,380	2,289	2,063
	85,437	85,692	100,025

Income before income taxes	30,794	27,428	18,992
Provision for income taxes	12,008	10,327	7,577
Net income	$18,786	$17,101	$11,415

Basic earnings per common share	$1.87	$1.53	$1.08
Diluted earnings per common share	$1.87	$1.52	$1.08
Weighted average number of shares, as adjusted:
Primary	10,040	11,207	10,545
Diluted	10,054	11,218	10,559

Net cash provided by operating activities	$26,683	$29,661	$19,385
Net cash used in investing activities	$(931)	$(3,559)	$10,085
Net cash used in financing activities	$(11,135)	$(20,483)	$(35,446)
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